Lease Termination Agreement

THIS LEASE TERMINATION AGREEMENT (:Termination”) is made and entered into as of the 18th day of September, 2011 by  and between and ., REAM FIESTA VILLAGE, LTD., a Utah limited liability company, hereinafter refered to as (“Landlord”) and TWO SUNS, L.L.C. a Utah limited partnership, hereinafter referred to as ( “Tenant”).

RECITALS:

A.

Landlord is the owner of that certain shopping center (the “Shopping Center”) situated at approximately 8663 South Highland Drive, Salt Lake City, Utah, which is known as the Willow Creek Shopping Center.

B.

Pursuant to the terms and provisions of that certain Shopping Center Lease between Landlord and Tenant (hereinafter referred to as the “Lease”), Landlord leased to Tenant Space No ____ in the Shopping Center (the “Premises”).

C.

Tenant is in default under the terms of the Lease.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Landlord and Tenant hereby agree as follows:

1.

Termination of Lease.   The term of the Lease shall terminate upon execution of this Termination.

2.

Tenant Warranty.   Tenant represents that it owns all right, title, and interest of the “tenant” arising under the Lease and that it has full power and authority to enter into this Agreement

3.

Extinguishment of All Rights.  Tenant acknowledges that all of its rights to use and occupancy of the Premises are hereby extinguished and Tenant claims no further rights or interests in the Premises or in any improvements thereon or therein.

4.

Security Deposit.  Tenant shall forfeit its security deposit in consideration of Landlord’s agreement to terminate the Lease.

5.

Termination of  the Lease subject to the following Conditions:

A.

Two Sun’s payment of  the sum of $5,000 by December 30, 2011

B.

Two Sun’s Restoration of Premises to shell condition, with the exception of carpet, December 30, 2011

WHEREOF, the parties hereto have executed this Termination as of the day and year first above written.

TWO SUNS, LLC:

REAM FIESTA VILLAGE, LTD:

By /s/David C. Merrell

By /s/Ruby Ream

David C Merrell, individually and

Ruby Ream, Ream Fiesta Village,

for TWO SUNS, LLC

LTD